Bandwidth Announces Second Quarter 2021 Financial Results
Second quarter total revenue of $120.7 million, up 57% year-over-year
Second quarter CPaaS revenue of $105.0 million, up 57% year-over-year
Second quarter dollar-based net retention rate of 114%

Raleigh, NC - August 5, 2021 - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the second quarter ended June 30, 2021.
“The continued successful execution of our long term strategy is evident in the 57% year-over-year increase in CPaaS revenue, fueled by broad-based demand across all of our services and expanded global footprint,” stated David Morken, Chief Executive Officer of Bandwidth. “This success is a testament to the power of Bandwidth’s global offering. Our global platform is proving to be a powerful differentiator for our existing customers and new customers alike in their journey to cloud communications, manifesting in cross-selling momentum, deepening customer relationships and new customer additions.”
Second Quarter 2021 Financial Highlights
•Revenue: Total revenue for the second quarter of 2021 was $120.7 million, up 57% compared with $76.8 million in the second quarter of 2020. Within total revenue, CPaaS revenue was $105.0 million, up 57% compared with $67.1 million for the second quarter of 2020. Other revenue contributed the remaining $15.6 million for the second quarter of 2021. Other revenue was $9.7 million in the same period last year. Total, CPaaS and Other Revenue include $26.9 million, $26.0 million and $0.9 million, respectively, from Voxbone.
•Gross Profit: Gross profit for the second quarter of 2021 was $54.6 million, compared with $34.8 million for the second quarter of 2020. Gross margin was 45% for the second quarter of 2021 and the second quarter of 2020. Non-GAAP gross profit for the second quarter of 2021 was $59.8 million, compared with $37.1 million for the second quarter of 2020. Non-GAAP gross margin was 50% for the second quarter of 2021 compared with 48% for the second quarter of 2020.
•Net Loss: Net loss for the second quarter of 2021 was $(6.9) million, or $(0.28) per share, based on 25.1 million weighted average shares outstanding. During the second quarter of 2020, net loss was $(20.6) million, or $(0.86) per share, based on 24.0 million weighted average shares outstanding.
•Non-GAAP Net Income: Non-GAAP net income for the second quarter of 2021 was $8.6 million, or $0.32 per share, based on 26.7 million weighted average diluted shares outstanding. This compares with Non-GAAP net income of $3.1 million, or $0.13 per share, based on 24.7 million weighted average diluted shares outstanding for the second quarter of 2020.
•Adjusted EBITDA: Adjusted EBITDA was $13.8 million for the second quarter of 2021, compared with $5.5 million for the second quarter of 2020.
Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

Second Quarter 2021 Key Metrics
•The number of active CPaaS customers was 3,051 as of June 30, 2021, an increase of 61% from 1,900 on June 30, 2020. Active CPaaS customers in the current period include the contribution from Voxbone.
•The dollar-based net retention rate was 114% during the second quarter of 2021, compared with 133% during the second quarter of 2020. Voxbone results do not impact the calculation of this metric in the current period.
Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.
Financial Outlook
Bandwidth’s outlook assumes current business conditions, current foreign currency exchange rates and includes the impact of the Voxbone acquisition. Bandwidth is providing guidance for its third quarter and full year 2021 as follows:
•Third Quarter 2021 Guidance: CPaaS revenue is expected to be in the range of $106.1 million to $107.1 million. Total revenue is expected to be in the range of $123.6 million to $124.6 million. Non-GAAP earnings per share is expected to be in the range of $0.07 to $0.09 per share, using 26.9 million weighted average diluted shares outstanding.
•Full Year 2021 Guidance: CPaaS revenue is expected to be in the range of $418.4 million to $420.4 million. Total revenue is expected to be in the range of $484.8 million to $486.8 million. Non-GAAP earnings per share is expected to be in the range of $0.71 to $0.75 per share, using 27.0 million weighted average diluted shares outstanding.
Bandwidth has not reconciled its third quarter and full-year guidance related to non-GAAP net earnings or loss to GAAP net earnings or loss and non-GAAP earnings or loss per share to GAAP earnings or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Quarterly Conference Call
Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the second quarter ended June 30, 2021. To access this call, dial (877) 224-6304 for the U.S. or Canada, or (412) 317-6671 for callers outside the U.S. or Canada. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through August 12, 2021, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for callers outside the U.S. or Canada, and entering passcode 21995978.
Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global communications software company that helps enterprises connect people around the world with cloud-ready voice, messaging, and emergency services. Backed by the largest directly-connected network on the planet, companies like Cisco, Google, Microsoft, RingCentral, Uber and Zoom use Bandwidth's APIs to easily embed communications into software and applications. Bandwidth has more than 20 years in the technology space and is the first and only Communications Platform-as-a-Service (CPaaS) provider offering a robust selection of APIs built around our own global network. Our award-winning support teams help businesses around the world solve complex communications challenges every day. More information available at www.bandwidth.com.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the third quarter 2021 and full-year 2021, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, risks that the anticipated benefits of the acquisition of Voxbone may not be fully realized or may take longer to realize than expected, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.
We define Non-GAAP net (loss) income as net (loss) income adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, amortization of acquired intangible assets, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, income tax (benefit) provision resulting from excess tax benefits associated with the exercise of stock options, vesting of restricted stock units and equity compensation, and expense resulting from recording the valuation allowance on our deferred tax assets (“DTA”).
We define adjusted EBITDA as net (loss) income adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.
Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Revenue	$76,790	$120,658	$145,308	$234,137
Cost of revenue	42,009	66,059	78,368	127,387
Gross profit	34,781	54,599	66,940	106,750
Operating expenses:
Research and development	9,554	12,817	19,084	26,150
Sales and marketing	8,655	12,584	18,072	24,576
General and administrative	16,840	28,264	32,936	55,127
Total operating expenses	35,049	53,665	70,092	105,853
Operating (loss) income	(268)	934	(3,152)	897
Other expense, net	(3,868)	(7,590)	(4,774)	(13,201)
Loss before income taxes	(4,136)	(6,656)	(7,926)	(12,304)
Income tax (provision) benefit	(16,505)	(272)	(13,773)	60
Net loss	$(20,641)	$(6,928)	$(21,699)	$(12,244)

Earnings per share:
Net loss per share, basic and diluted	$(0.86)	$(0.28)	$(0.91)	$(0.49)
Weighted average number of common shares outstanding, basic and diluted	23,973,663	25,096,026	23,768,616	25,056,208

The Company recognized total stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Cost of revenue	$(60)	$66	$115	$138
Research and development	620	666	1,073	1,434
Sales and marketing	376	458	771	1,072
General and administrative	1,489	2,187	2,965	5,123
Total	$2,425	$3,377	$4,924	$7,767

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,	As of June 30,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$72,163	$309,615
Restricted cash	9,274	9,406
Other investments	40,000	—
Accounts receivable, net of allowance for doubtful accounts	55,243	63,098
Deferred costs	2,411	2,750
Prepaid expenses and other current assets	14,508	23,360
Total current assets	193,599	408,229
Property and equipment, net	51,645	66,650
Operating right-of-use asset, net	19,491	16,894
Intangible assets, net	248,055	230,711
Deferred costs, non-current	3,604	4,022
Other long-term assets	1,975	7,373
Goodwill	372,239	360,551
Total assets	$890,608	$1,094,430
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,665	$8,205
Accrued expenses and other current liabilities	63,065	66,553
Current portion of deferred revenue	6,515	6,591
Advanced billings	5,429	4,998
Operating lease liability, current	5,515	6,000
Total current liabilities	92,189	92,347
Other liabilities	1,707	4,870
Operating lease liability, net of current portion	17,202	14,048
Deferred revenue, net of current portion	6,386	6,871
Deferred tax liability	61,005	59,294
Convertible senior notes	282,196	471,987
Total liabilities	460,685	649,417
Stockholders’ equity:
Class A and Class B common stock	24	25
Additional paid-in capital	451,463	495,966
Accumulated deficit	(49,505)	(61,749)
Accumulated other comprehensive income	27,941	10,771
Total stockholders’ equity	429,923	445,013
Total liabilities and stockholders’ equity	$890,608	$1,094,430

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30,
	2020	2021
Cash flows from operating activities
Net loss	$(21,699)	$(12,244)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	6,640	18,245
Right-of-use asset amortization	2,332	2,785
Amortization of debt discount and issuance costs	6,314	12,308
Stock-based compensation	4,924	7,767
Deferred taxes	14,254	213
Loss on disposal of property and equipment	260	336
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(11,609)	(8,159)
Deferred costs	(584)	(757)
Prepaid expenses and other assets	(2,041)	(3,729)
Accounts payable	41	1,118
Accrued expenses and other liabilities	2,417	(6,348)
Deferred revenue and advanced billings	1,047	160
Operating right-of-use liability	(2,612)	(2,850)
Net cash (used in) provided by operating activities	(316)	8,845
Cash flows from investing activities
Purchase of property and equipment	(7,550)	(10,703)
Capitalized software development costs	(1,498)	(2,404)
Purchase of land	—	(30,017)
Proceeds from sale of land	—	17,462
Purchase of other investments	(230,780)	—
Proceeds from sales and maturities of other investments	—	40,000
Net cash (used in) provided by investing activities	(239,828)	14,338
Cash flows from financing activities
Payments on finance leases	—	(105)
Proceeds from issuance of convertible senior notes	400,000	250,000
Payment of debt issuance costs	(11,965)	(7,544)
Purchase of capped call	(43,320)	(25,500)
Proceeds from exercises of stock options	3,540	802
Value of equity awards withheld for tax liabilities	(1,198)	(3,456)
Net cash provided by financing activities	347,057	214,197
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8)	204
Net increase in cash, cash equivalents, and restricted cash	106,905	237,584
Cash, cash equivalents, and restricted cash, beginning of period	185,004	81,437
Cash, cash equivalents, and restricted cash, end of period	$291,909	$319,021

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Consolidated Gross Profit	$34,781	$54,599	$66,940	$106,750
Consolidated Gross Profit Margin %	45%	45%	46%	46%
Depreciation	2,340	2,938	4,674	5,971
Amortization of acquired intangible assets	—	2,175	—	4,351
Stock-based compensation	(60)	66	115	138
Non-GAAP Gross Profit	$37,061	$59,778	$71,729	$117,210
Non-GAAP Gross Margin %	48%	50%	49%	50%
By Segment
CPaaS

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
CPaaS Gross Profit	$29,847	$48,945	$57,076	$95,410
CPaaS Gross Profit Margin %	44%	47%	45%	46%
Depreciation	2,340	2,938	4,674	5,971
Amortization of acquired intangible assets	—	2,175	—	4,351
Stock-based compensation	(60)	66	115	138
Non-GAAP CPaaS Gross Profit	$32,127	$54,124	$61,865	$105,870
Non-GAAP CPaaS Gross Margin %	48%	52%	49%	52%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021

Net loss	$(20,641)	$(6,928)	$(21,699)	$(12,244)
Stock-based compensation	2,425	3,377	4,924	7,767
Amortization of acquired intangibles	130	4,864	260	9,731
Amortization of debt discount and issuance costs for convertible debt	4,542	7,058	6,277	12,225
Loss on disposal of property and equipment	27	135	260	336
Estimated tax effects of adjustments (1)	1,160	(86)	—	(1,154)
Valuation allowance (2)	14,173	154	14,173	215
Income tax benefit of equity compensation	1,292	—	—	—
Non-GAAP net income	$3,108	$8,574	$4,195	$16,876

Net loss per share
Basic	$(0.86)	$(0.28)	$(0.91)	$(0.49)
Diluted	$(0.86)	$(0.28)	$(0.91)	$(0.49)

Non-GAAP net income per Non-GAAP share
Basic	$0.13	$0.34	$0.18	$0.67
Diluted	$0.13	$0.32	$0.17	$0.63

Non-GAAP weighted average number of shares outstanding
Non-GAAP basic shares	23,973,663	25,096,026	23,768,616	25,056,208
Convertible debt conversion	—	1,206,493	—	1,509,313
Stock options issued and outstanding	444,739	178,079	616,929	193,191
Nonvested RSUs outstanding	288,964	173,769	278,746	225,338
Non-GAAP diluted shares	24,707,366	26,654,367	24,664,291	26,984,050
________________________
(1) The Non-GAAP tax-effect is determined using a blended rate of statutory tax rates in the jurisdictions where the Company has tax filings. When the Company has a valuation allowance recorded and no tax benefits will be recognized, the rate in that jurisdiction is considered to be zero. The rate was 0.0% and 3.8% for the six months ended June 30, 2020 and 2021, respectively.
(2) The Company recognized a tax expense to record a valuation allowance on U.S. deferred tax assets of $14,173 in the three and six months ended June 30, 2020 and $154 and $215 in the three and six months ended June 30, 2021, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Net loss	$(20,641)	$(6,928)	$(21,699)	$(12,244)
Income tax benefit (1) (2)	16,505	272	13,773	(60)
Interest expense, net	3,864	7,699	4,723	13,109
Depreciation	3,212	4,338	6,380	8,514
Amortization	130	4,864	260	9,731
Stock-based compensation	2,425	3,377	4,924	7,767
Loss on disposal of property and equipment	27	135	260	336
Adjusted EBITDA	$5,522	$13,757	$8,621	$27,153
________________________
(1) Includes excess tax benefits associated with the exercise of stock options and vesting of restricted stock units of $(1,292) and $0 for the three and six months ended June 30, 2020, respectively, and $0 in the three and six months ended June 30, 2021.
(2) Includes $14,173 of tax expense to record a valuation allowance on U.S. deferred tax assets for the three and six months ended June 30, 2020 and $154 and $215 in the three and six months ended June 30, 2021, respectively.

Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2020	2021	2020	2021
Net cash provided by (used in) operating activities	$7,291	$(1,164)	$(316)	$8,845
Net cash used in investing in capital assets (1) (2)	(4,620)	(17,778)	(9,048)	(25,662)
Free cash flow	$2,671	$(18,942)	$(9,364)	$(16,817)
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.
(2) Includes the net cash used from the purchase of land of $(30,017) offset by the proceeds from sale of land of $17,462 from investing activities of the statement of cash flows for the six months ended June 30, 2021.